UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a‑101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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IMMUNE DESIGN CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Immune Design Corp.

April 26, 2016

To our Stockholders:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Immune Design Corp. to be held on Wednesday, June 15, 2016 at 1:00 p.m., Pacific time, at 1616 Eastlake Ave. E., 1st Floor, Seattle, WA 98102.

The attached Notice of Annual Meeting of Stockholders and proxy statement describe the formal business that we will transact at the Annual Meeting.

The Board of Directors of Immune Design Corp. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Immune Design Corp. and its stockholders and unanimously recommends a vote “For” all such matters considered at the Annual Meeting.

Please promptly submit your proxy by telephone, Internet or by mail whether or not you plan to attend the Annual Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Immune Design Corp., we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,
Carlos V. Paya, M.D., Ph.D.
President and Chief Executive Officer

IF YOU HAVE ANY QUESTIONS, PLEASE CALL US AT (206) 682-0645

IMMUNE DESIGN CORP.
1616 Eastlake Ave. E., Suite 310
Seattle, Washington 98102
(206) 682-0645

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, June 15, 2016
TIME	1:00 p.m. Pacific time
PLACE	1616 Eastlake Ave. E., 1st Floor Seattle, Washington 98102
ITEMS OF BUSINESS	(1) Election of the three nominees named in the attached proxy statement as directors each to serve on the Board of Directors for a three-year term.
(2) Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
(3) Consideration of any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.
RECORD DATE	The record date for the Annual Meeting is April 18, 2016. Only stockholders of record as of the close of business on that date may vote at the Annual Meeting and any adjournment thereof.
PROXY VOTING
We are pleased to invite you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please submit your proxy over the telephone or the Internet or by completing, signing and returning the enclosed proxy card to ensure your representation at the meeting. Submitting a proxy will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain and bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and a proxy issued in your name from that record holder.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the offices of Immune Design Corp. for a period of 10 days prior to the Annual Meeting until the close of such meeting.

By Order of the Board of Directors,

Carlos V. Paya, M.D., Ph.D. President and Chief Executive Officer
Seattle, Washington April 26, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2016

While we are sending you this full set of proxy materials, this Notice of Annual Meeting of Stockholders, the proxy statement and our annual report to stockholders for the year ended December 31, 2015 are also available free of charge at ir.immunedesign.com/sec.cfm. Information included on our website, other than the Notice of Annual Meeting of Stockholders, the proxy statement and the annual report to stockholders for the year ended December 31, 2015, is not part of the proxy soliciting materials.

IMMUNE DESIGN CORP.
1616 Eastlake Ave. E., Suite 310
Seattle, Washington 98102
(206) 682-0645

PROXY STATEMENT FOR THE
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2016

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have sent you this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the proxy card, or, collectively, the Proxy Materials, because our Board of Directors, or the Board, is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, or the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the telephone, Internet or by mail, and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Procedures.”

We plan to mail the Proxy Materials to all stockholders entitled to vote on or about April 26, 2016. If you owned our common stock as of the close of business on April 18, 2016, the record date, you are entitled to vote at the Annual Meeting. As used in this proxy statement, “we,” “us” and “our” refer to Immune Design Corp. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Will I receive any other proxy materials?
Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to send stockholders a notice of Internet availability of proxy materials, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of Proxy Materials to stockholders. However, in the future we may take advantage of the Internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

How do I attend the Annual Meeting?

The meeting will be held on Wednesday, June 15, 2016 at 1:00 p.m., Pacific time, at 1616 Eastlake Ave. E., 1st Floor, Seattle, Washington 98102. Directions to the Annual Meeting may be found on our website at www.immunedesign.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 18, 2016 will be entitled to vote at the Annual Meeting. As of April 18, 2016, there were 20,153,202 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 18, 2016, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 18, 2016, your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials, or contact your broker or bank to request a proxy form.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

We will count your shares towards the quorum only if (i) you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), (ii) you vote in person at the Annual Meeting or (iii) you vote by proxy over the telephone or the Internet as instructed below. We will count abstentions and broker non-votes towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of “For” votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes will be elected as directors. Abstentions and broker non-votes will not affect the outcome of the election of directors. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 will require “For” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal. We do not count abstentions and broker non-votes as votes cast and they will have no effect on the vote.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. Proposal 1 is considered “non-routine” and Proposal 2 is considered “routine” under The NASDAQ Marketplace Rules, or the NASDAQ Listing Rules.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 18, 2016. The number of shares you own (and may vote) is listed on your proxy card.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

•	“For” the election to the Board of the three nominees, Franklin Berger, Lewis Coleman and Peter Svennilson; and

•	“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion based on our best interest and that of our stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, Internet or by mail as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the proxy card. Your vote must be received by 11:59 p.m., Pacific time on June 14, 2016, to be counted.

•
To vote on the Internet, go to www.envisionreports.com/IMDZ to complete an electronic proxy card. You will be asked to provide your control number from the proxy card. Your vote must be received by 11:59 p.m., Pacific time on June 14, 2016 to be counted.

•
To vote by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in “street name,” you should have received a proxy card and voting instructions with these Proxy Materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these Proxy Materials, or contact your broker, bank or other agent to request a proxy form.

If you sign the enclosed proxy card but do not make specific choices, your proxy will vote your shares “For” all nominees in Proposal 1 and “For” Proposal 2 as set forth in the Notice of Annual Meeting of Stockholders.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion based on our best interest and that of our stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.

May I change my vote after submitting my proxy card?

Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	enter a new vote over the Internet or by telephone;

•	submit another signed proxy card bearing a later date; or

•	attend and vote in person at the Annual Meeting.

If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of the shares. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Proxy Materials and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I find the voting results from the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than June 21, 2016. If final voting results are not available by June 20, 2016, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2017 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2017 annual meeting of stockholders, or the 2017 Annual Meeting, we must receive them on or before December 27, 2016, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the 2017 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2017 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Secretary at c/o Immune Design Corp., 1616 Eastlake Ave. E., Suite 310, Seattle, Washington 98102. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 15, 2017 and March 17, 2017; provided, however, that in the event that the date of the 2017 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2017 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2017 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2017 Annual Meeting. Your written notice must contain specific information required in Section 2.13 of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

How can I get additional information about the company?
This proxy statement and our annual report to stockholders for the year ended December 31, 2015 are available free of charge at ir.immunedesign.com/sec.cfm. In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company, including other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our Board currently comprises eight directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Class 1 consists of two directors, and Classes 2 and 3 each consist of three directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.
Upon the recommendation of the nominating and corporate governance committee, our Board has nominated the three individuals listed in the table below for election as directors at the Annual Meeting. If you elect the nominees listed below, they will hold office until the annual meeting of stockholders in 2019 or until their successors have been duly elected and qualified. All nominees are currently serving on our Board and have consented to being named in this proxy statement and to serve if elected.
If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancies. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Franklin Berger	66	2019	Director	2014
Lewis Coleman	74	2019	Director	2015
Peter Svennilson	54	2019	Director	2013
_______________________
(1)    Ages as of April 15, 2016.

Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Information About Our Board of Directors
Set forth below are the names, ages and lengths of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Brian Atwood	63	2017	Director	2008
Carlos Paya, M.D., Ph.D.	57	2017	President, Chief Executive Officer and Director	2011
William Ringo	70	2017	Director	2014
Ed Penhoet, Ph.D.	75	2018	Chairman of the Board	2008
David Baltimore, Ph.D.	78	2018	Director	2008
_______________________
(1)    Ages as of April 15, 2016.

The principal occupation, business experience and education of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees for Election

Franklin Berger has served as a member of our Board since March 2014. Mr. Berger worked at Sectoral Asset Management as a founder of the small-cap focused NEMO Fund from January 2007 through June 2008. From May 1998 to March 2003, he served at J.P. Morgan Securities, most recently as Managing Director, Equity Research and Senior Biotechnology Analyst. Previously, Mr. Berger served in similar capacities at Salomon Smith Barney and Josephthal & Co. Mr. Berger also serves on the boards of directors of BELLUS Health, Inc., ESSA Pharma, Inc., Five Prime Therapeutics, Inc. and Proteostasis Therapeutics, Inc., each of which is a public biotechnology company. Mr. Berger previously served as a member of the boards of directors of Seattle Genetics, Inc., Aurinia Pharmaceuticals, Inc., Emisphere Technologies, Inc., BioTime, Inc. and VaxGen, Inc., each of which were public biotechnology or biopharmaceutical companies during Mr. Berger’s service as a director. Mr. Berger received a B.A. in International Relations and an M.A. in International Economics both from Johns Hopkins University and an M.B.A. from the Harvard Business School. Mr. Berger’s financial background and experience as an equity analyst in the biotechnology industry combined with his experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities and give him the qualifications, skills and financial expertise to serve on our Board.

Lewis Coleman has served as a member of our Board since March 2015. Mr. Coleman was appointed as President of DreamWorks Animation SKG, Inc. in December 2005 and served as Chief Financial Officer beginning March 2007 until his appointment as Vice Chairman in July 2014. In addition, Mr. Coleman was a member of the board of directors of DreamWorks Animation from October 2004 until December 2005, and again from December 2006 until January 2015. Mr. Coleman served on the board of directors of Northrop Grumman Corporation from 2001 until November 2012 and as lead independent director and non-executive Chairman from January 2010 until July 2011. He was the President of the Gordon and Betty Moore Foundation from its founding in November 2000 to December 2004. Prior to that, Mr. Coleman was employed by Banc of America Securities, formerly known as Montgomery Securities, where he was a Senior Managing Director from 1995 to 1998 and Chairman from 1998 to 2000. Before he joined Montgomery Securities, Mr. Coleman spent ten years at the Bank of America and Bank of America Corporation where he held roles as the Head of Capital Markets, Head of the World Banking Group, and Vice Chairman of the board and Chief Financial Officer. He spent the previous thirteen years at Wells Fargo Bank where his positions included Head of International Banking, Chief Personnel Officer and Chairman of the Credit Policy Committee. He received a B.A. in economics from Stanford University. He is a fellow of the National Academy of Arts and Sciences and a member of the board of directors of Global Crop Diversity Trust, a UN Chartered Non-Profit organization. He also serves on the board of directors of DCI, LLC, a private fund management company, and is Chairman of the board of eBond Advisors, a private financial technology company. Mr. Coleman’s extensive banking and financial experience and board and executive leadership skills with multiple public and private companies gives him the qualifications, skills and financial expertise to serve on our Board.

Peter Svennilson has served as a member of our Board since March 2013. In February 2007, Mr. Svennilson founded The Column Group, LP, a venture capital firm, and serves as its managing partner. Mr. Svennilson currently serves as chairman of the board of ORIC Pharmaceuticals, Inc., a private company, a member of the board of NGM Biopharmaceuticals, Inc., a private biopharmaceutical company, and a member of the board of Gritstone Oncology, Inc., a private immunotherapy company. He served as chairman of the board of Seragon Pharmaceuticals Inc. from January 2008 until it was acquired by Genentech, a member of the Roche Group, in August 2014. He was the chairman of the board of Aragon Pharmaceuticals from May 2009 until it was acquired by Johnson & Johnson in August 2013. Mr. Svennilson was a board member of PTC Therapeutics from September 2010 until March 2013. Prior to founding The Column Group, LP, he founded Three Crowns Capital, where he served as its managing partner from June 1996 to February 2007. From 1996 to 2006, Mr. Svennilson served as a board member of numerous biotechnology companies, including Rosetta Informatics, ChemoCentryx and Somalogic. Prior to Three Crowns Capital, he was the associate managing director in charge of European Investment Banking Origination at Nomura Securities in London. Mr. Svennilson is currently a Trustee for The Institute for Advanced Study in Princeton, New Jersey. Mr. Svennilson received an M.B.A. from the Stockholm School of Economics and Finance. We believe that Mr. Svennilson’s experience in the venture capital industry and serving as a director of other public life science companies gives him the qualifications, skills and financial expertise to serve on our Board.

Continuing Directors

Ed Penhoet, Ph.D. has served as a member of our Board since June 2008 and chairman of the board since January 2013. Since June 2000, Dr. Penhoet has been a Director of Alta Partners. He has previously served on the boards of several public and private life sciences companies, including CymaBay Therapeutics, Inc., Scynexis, Inc. and aTYR Pharma, Inc. Dr. Penhoet was the founder of Chiron Corporation, a biotechnology company, where he served as President and Chief Executive Officer from June 1981 to April 1998. Dr. Penhoet recently served as the President of the Gordon and Betty Moore Foundation from June 2004 to January 2008. Earlier, from September 1971 to July 1981, Dr. Penhoet was a faculty member of the Biochemistry Department and Dean of the School of Public Health at the University of California, Berkeley. He was the Dean of the School of Public Health at the University of California, Berkeley from July 1998 to June 2002. Dr. Penhoet has an A.B in biology from Stanford University and a Ph.D. from the University of Washington. We believe that Dr. Penhoet’s experience in the venture capital industry, serving as a director of other public and private life science companies and founding and serving as President and Chief Executive Officer of a public life science company, gives him the qualifications, skills and financial expertise to serve on our Board.

Brian Atwood has served as a member of our Board since May 2008. Mr. Atwood co-founded Versant Ventures in December 1999 where he serves as a managing director, after spending four years at Brentwood Venture Capital where he served as a general partner. Prior to launching his career in venture capital, he was the founder of Glycomed Inc., a public biotechnology company, where he served as President and Chief Executive Officer from December 1993 to 1995. From January 1986 to June 1987, Mr. Atwood co-founded and served as director of Perkin Elmer/Cetus Instruments, a joint venture for robotics automation and genomics research instruments and products later acquired by Perkin Elmer. Mr. Atwood currently serves as a board member of Veracyte, Inc. and Clovis Oncology, Inc., each of which is a public biopharmaceutical company. Mr. Atwood served as chairman of the board of Five Prime Therapeutics, Inc., a public biotechnology company, from January 2011 until March 2016, and as a board member beginning in May 2002. Mr. Atwood received a Bachelor’s degree in Biological Sciences from the University of California, Irvine, a Master’s degree from the University of California, Davis, and an MBA from Harvard Business School. We believe that Mr. Atwood’s experience in the venture capital industry, serving as a director of other public and private life science companies and founding and serving as President and Chief Executive Officer of a life science company, gives him the qualifications, skills and financial expertise to serve on our Board.

David Baltimore, Ph.D. has served as a member of our Board since June 2008. Dr. Baltimore is the former president of the California Institute of Technology, where he served from October 1997 to October 2006. Since January 2007, he has served as a Science Partner of the venture capital firm, The Column Group, LP, and from March 1994 to March 2011, he was a director of the Swiss investment company BB Biotech. From February 2007 to February 2009, he served as the president and chair of the American Association of the Advancement of Science and was most recently named Riken Honorary Fellow. In 1975 he was awarded the Nobel Prize in Physiology or Medicine for his research into viral replication that provided the key to understanding the life cycle of retroviruses. Dr. Baltimore presently serves on the board of directors of Amgen, Inc. and Regulus Therapeutics Inc., each of which is a public biopharmaceutical company. Dr. Baltimore received a B.A. from Swarthmore College and a Ph.D. from The Rockefeller University. He is also a member of numerous scientific advisory boards, including that of Regulus Therapeutics Inc. We believe that Dr. Baltimore’s experience in the venture capital industry and serving as a director of other public and private life science companies gives him the qualifications, skills and financial expertise to serve on our Board.

Carlos Paya, M.D., Ph.D. joined Immune Design in May 2011 as our President, Chief Executive Officer and director. He previously served as President of Elan Corporation, a pharmaceutical corporation, which was acquired by Perrigo Company, from November 2008 to April 2011. Before joining Elan Corporation, Dr. Paya was at Eli Lilly & Company, a pharmaceutical corporation, from September 2001 to November 2008, as Vice President, Lilly Research Laboratories. From January 1991 to August 2001, Dr. Paya was Professor of Medicine, Immunology, and Pathology, and Vice Dean of the Clinical Investigation Program at the Mayo Clinic in Rochester, Minnesota. He received his M.D. and Ph.D. degrees from the University of Madrid and underwent postdoctoral training at the Institute Pasteur, Paris, France. We believe that Dr. Paya’s knowledge of our company and experience in the life sciences industry gives him the qualifications and skills to serve on our Board.

William Ringo has served as a member of our Board since February 2014. Mr. Ringo was a senior advisor to Barclays Healthcare Group and a strategic advisor to Sofinnova Ventures, where he served since June 2010 and June 2010, respectively, until December 2015. From April 2008 until his retirement in April 2010, Mr. Ringo was Senior Vice President of Business Development, Strategy and Innovation at Pfizer Inc., a public pharmaceutical company, and was responsible for guiding Pfizer’s overall strategic planning and business development activities. Prior to joining Pfizer, he served as an executive in residence at Warburg Pincus and Sofinnova Ventures. From August 2004 to April 2006, Mr. Ringo was President and Chief Executive Officer of Abgenix, Inc., a public biotechnology company. Mr. Ringo began his career at Eli Lilly & Company in 1973 and during his 28-year tenure he held a number of senior positions, including Product Group President for Oncology and Critical Care, President of Internal Medicine Products, President of the Infectious Diseases Business Unit and Vice President of Sales and Marketing for U.S. Pharmaceuticals. Mr. Ringo also serves on the boards of directors of Five Prime Therapeutics, Inc., Dermira, Inc., Mirati Therapeutics, Inc., Sangamo BioSciences, Inc. and Assembly Biosciences, Inc., each of which is a public biotechnology or biopharmaceutical company. From March 2001 to December 2007, he served on various boards of directors, including Encysive Pharmaceuticals, Inc., Inspire Pharmaceuticals, Inc. and InterMune, Inc. where he was the non-executive chairman of the board after serving as interim Chief Executive Officer from June 2003 to September 2003. He also serves on the board of directors of BioCrossroads, a public-private collaboration of corporate, university, government and entrepreneurial leaders that supports Indiana’s life sciences research and corporate strengths in life sciences while encouraging business development in the region. He received a B.S. in business administration and an M.B.A. from the University of Dayton. We believe that Mr. Ringo’s experience in the venture capital industry, serving as an executive and director of other public and private life science companies, gives him the qualifications, skills and financial expertise to serve on our Board.

Information About Our Executive Officers Who Are Not Directors

The following table sets forth certain information about our executive officers who are not also directors.

Executive Officers	Age(1)	Position Held
Stephen Brady	46	Executive Vice President, Strategy & Finance
Wayne Gombotz, Ph.D.	56	Chief Development Officer
Richard Kenney, M.D.	57	Chief Medical Officer
Jan Henrik ter Meulen, M.D.	53	Chief Scientific Officer
_______________________
(1)    Ages as of April 15, 2016.

The principal occupation, business experience and education of each executive officer are set forth below.

Stephen Brady has been our Executive Vice President, Strategy & Finance since May 2015, and joined Immune Design in September 2013 as our Chief Business Officer. He previously served as Chief Business Officer for 3-V Biosciences, Inc., a biopharmaceutical company, from February 2011 to August 2013, and prior to that, he served as 3-V Bioscience, Inc.’s Vice President, Corporate Development, Strategy and Operations, from February 2010 to February 2011. From April 2007 to March 2010, he was at Proteolox, Inc., a biopharmaceutical company, most recently serving as Vice President, Corporate Development. Prior to Proteolix, Inc., Mr. Brady served as Senior Corporate Counsel at Lexicon Pharmaceuticals, Inc. from 2001 to 2007. Mr. Brady was also a Vice President with Lazard Venture Advisors, a division of Lazard Freres & Co. LLC, from 2000 to 2001, and an associate at Morrison & Foerster LLP from 1996 to 2000. Mr. Brady received a B.A. in English from the University of Oregon, a J.D. from the University of the Pacific and an LL.M. from New York University School of Law.

Wayne Gombotz, Ph.D. joined Immune Design in December 2011 as our Chief Development Officer. He previously served as Vice President Pharmaceutical Operations at Omeros Corporation, a biopharmaceutical company, from May 2005 to October 2011. Before joining Omeros Corporation, Dr. Gombotz held several executive management positions including Vice President, Process Science & Pharmaceutical Development at Corixa Corporation, a biotechnology company, from September 2002 to March 2005 and Sr. Director, Analytical Chemistry and Formulation at Immunex Corporation, a biopharmaceutical company, from April 1993 to September 2002. He was also a staff scientist at Bristol-Myers Squibb and Enzytech Inc. Dr. Gombotz also currently serves as an Advisory Board Chair of the Center for Intracellular Delivery of Biologics and an Advisory Board Member for the University of Washington’s Department of Bioengineering. Dr. Gombotz received an M.S. and Ph.D. degree in Bioengineering from the University of Washington where he is an Affiliate Assistant Professor.

Richard Kenney, M.D. joined Immune Design in September 2013 as our Chief Medical Officer. He previously served as Chief Medical Officer for Crucell Holland BV, from July 2012 to August 2013. From December 2009 to June 2012 he was at Vical Incorporated, a public biopharmaceutical company, in various key positions, and last served as Senior Vice President, Clinical Development. Dr. Kenney held key positions in vaccine development at GSK Biologicals, a biopharmaceutical company, from December 2005 to November 2009, and he most recently served as Senior Director of Global Clinical R&D. From April 2005 to December 2005 he served as Vice President, Clinical Development of ID Biomedical until it was acquired by GSK Biologicals. Prior to that, Dr. Kenney had various positions at Iomai Corporation from March 2001 to April 2005, where he most recently served as Vice President, Medical and Regulatory Affairs. Dr. Kenney served in the Public Health Service as a Lead Research Investigator at the FDA, Center for Biologics Evaluation and Research, Office of Vaccine Research and Review from July 1995 to February 2001. Dr. Kenney completed his residency in internal medicine at Duke University Medical Center, and received his postdoctoral training at the National Institutes of Health, National Institute of Allergy and Infectious Diseases, completing a fellowship in infectious diseases, and then postdoctoral training in molecular parasitology and tropical medicine. He received board certifications in Internal Medicine and Infectious Diseases. He earned his M.D. degree at Harvard Medical School and graduated with special honors from George Washington University.

Jan Henrik ter Meulen, M.D. joined Immune Design in October 2013 as our Chief Scientific Officer. He previously served as Executive Director of Vaccine Research and Head of Department of Vaccine Basic Research at Merck Research Laboratories, a pharmaceutical company, from April 2008 to September 2013. Prior to Merck, from March 2003 to April 2008, Dr. ter Meulen served as Executive Director Infectious Diseases at Crucell Holland BV and, from September 2006 to April 2008, as Chief Scientific Officer at Etna Biotech S.r.l., a subsidiary of Crucell. Dr. ter Meulen has an M.D. from Albert Ludwigs University Freiburg im Breisgau, a medical doctorate from Julius Maximilians University Wuerzburg, a higher doctorate from Philipps University Marburg, a Diploma in Tropical Medicine and Hygiene from the London School, and is board certified in Clinical Microbiology by the Chambers of Physicians, Hamburg Germany.

Corporate Governance

Board of Directors

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time. The independent directors meet in executive sessions without management or any non-independent directors at least quarterly. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

The Board held eight meetings during the year ended December 31, 2015. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during this period and (ii) the meetings of the committee(s) on which that particular director served during this period.

It is our policy to encourage our directors to attend the Annual Meeting. Carlos Paya, M.D., Ph.D., Franklin Berger and Lewis Coleman attended our 2015 annual meeting of stockholders. It is currently anticipated that all members of the Board will attend the Annual Meeting.

Board of Directors Independence

Rule 5605 of the NASDAQ Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions including certain phase-in rules, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under NASDAQ Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the company or any of its subsidiaries; or (ii) be an affiliated person of the company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company that is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (a) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (b) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Board undertook a review of the composition of our Board and its committees and the independence of each director. In reviewing the independence of our directors, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family and other relationships, including those relationships described under “Transactions with Related Persons” and below, the Board affirmatively determined that all of its directors satisfy general independence requirements under the NASDAQ Listing Rules, other than Dr. Paya. In making this determination, the Board found that none of the directors, other than Dr. Paya, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Dr. Paya, is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. The Board determined that Dr. Paya, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with us.

The Board also considered the following relationships and transactions that occurred during any 12-month period during the last three fiscal years and determined that they would not interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director: (1) Mr. Atwood is the co-founder and managing director of Versant Ventures, a venture capital firm that beneficially owns over 10% of our outstanding common stock. Versant Ventures participated in our past convertible preferred stock financings as well as in our initial public offering; (2) Mr. Svennilson is a founder and managing partner of The Column Group, a venture capital firm that beneficially owns over 10% of our outstanding common stock. The Column Group participated in our past convertible preferred stock financings as well as in our initial public offering; (3) Dr. Baltimore is a science partner of The Column Group; and (4) Dr. Penhoet is a director of Alta Partners, a venture capital firm that beneficially owns over 10% of our outstanding common stock. Alta Partners participated in our past convertible preferred stock financings as well as in our initial public offering.

The Board also determined that each current member of the audit, compensation, and nominating and corporate governance committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. During his tenure on the audit committee, Mr. Atwood did not meet the independence standards for the audit committee, and we relied upon special phase-in rules applicable to new public companies which allows us one year from the date of our public offering in July 2014 to comply with such independence requirements. As a result of Mr. Atwood’s resignation from, and Mr. Coleman’s appointment to, the audit committee in March 2015, we achieved compliance with this requirement before expiration of the phase-in period.

Committees of the Board of Directors

The Board has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership and meeting information for the year ended December 31, 2015, for each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ed Penhoet, Ph.D.			X
Brian Atwood†			X
David Baltimore, Ph.D.			X*
Franklin Berger**	X*	X
Lewis Coleman**†	X
Carlos Paya, M.D., Ph.D.
William Ringo	X	X*
Peter Svennilson		X
Total meetings in 2015	4	7	5
_______________________
*    Committee Chair
**    Financial Expert
†    Lewis Coleman replaced Brian Atwood on the Audit Committee on March 18, 2015.

Below is a description of each committee of the Board.

Audit Committee

The audit committee is responsible for assisting the Board in its oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the audit committee. The audit committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

Messrs. Atwood, Berger, Coleman and Ringo served as members of the audit committee in 2015, with Mr. Berger serving as the chairman. On March 18, 2015, Mr. Atwood resigned from the audit committee, and Mr. Coleman was appointed in his replacement. All current members of the audit committee qualify as an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10A-3 of the Exchange Act. During his prior tenure on the audit committee, Mr. Atwood did not meet the independence standards for the audit committee, and we relied upon special phase-in rules applicable to new public companies which allowed us one year from the date of our public offering in July 2014 to comply with such independence requirements. As a result of Mr. Atwood’s resignation from, and Mr. Coleman’s appointment to, the audit committee in March 2015, we achieved compliance with this requirement before expiration of the phase-in period. In addition, the Board has determined that each member of the audit committee is financially literate and that Mr. Berger and Mr. Coleman each qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. In making this determination, the Board considered the formal education and nature and scope of the previous experiences of Mr. Berger and Mr. Coleman, coupled with past and present service on various audit committees. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Listing Rules, which is available on our website at www.immunedesign.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Audit Committee Report (1)

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and our independent registered public accounting firm, Ernst & Young LLP. The audit committee has discussed with Ernst

& Young LLP the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 16, Communications with Audit Committees. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence. Based on the foregoing, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Immune Design Corp.
Audit Committee

Franklin M. Berger, CFA, Chair
Lewis Coleman
William Ringo
_______________________

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of our Board and its committees. In addition, the nominating and corporate governance committee is responsible for considering nominations by stockholders of candidates for election to the Board, developing and recommending to the Board corporate governance guidelines applicable to the company and advising the Board on corporate governance matters.

Drs. Penhoet and Baltimore and Mr. Atwood served as members of the nominating and corporate governance committee in 2015, with Dr. Baltimore serving as the chairman. Each member of the nominating and corporate governance committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the NASDAQ Listing Rules, which is available on our website at www.immunedesign.com.

It is the policy of the nominating and corporate governance committee to select individuals as director nominees so that the Board as a whole collectively possesses a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. When considering candidates for the Board, the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: (i) diversity of personal background, perspective and experience; (ii) personal and professional integrity, ethics and values; (iii) experience in corporate management; (iv) experience relevant to our industry and with relevant social policy concerns; (v) experience as a board member or executive officer of another publicly held company; (vi) relevant academic expertise; (vii) practical and mature business judgment, including ability to make independent analytical inquiries; and (viii) promotion of a diversity of business or career experience relevant to our success.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to us during their tenure, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee uses its network of contacts and may also retain a search firm to compile a list of potential candidates. The nominating and corporate governance committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ Listing Rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee considers the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. Stockholder nominees are analyzed by the nominating and corporate governance committee in the same manner as nominees identified by the nominating and corporate governance committee. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election. The nominating and corporate governance committee also has the authority to retain any search firm to assist in the identification of director candidates. During 2015, the nominating and corporate governance committee retained and paid a fee to Davis Board Services, LLC to evaluate the composition of the Board and identify potential director candidates.

In accordance with our amended and restated bylaws and the charter of the nominating and corporate governance committee, nominations and recommendations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive offices. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. The stockholder’s written notice must contain specific information required in Section 2.13 of our amended and restated bylaws. For additional information about our director nomination requirements, please see our amended and restated bylaws.

Compensation Committee

The compensation committee reviews our compensation strategy, approves the compensation of our Chief Executive Officer and approves or recommends to the Board for approval the compensation for other executives. The compensation committee reviews all compensation components, including base salary, bonus, equity compensation, benefits and other perquisites. In determining or making recommendations regarding the compensation and other terms of employment of our executive officers, other than our Chief Executive Officer, the compensation committee may, at its sole discretion, consider the recommendations of the Chief Executive Officer. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, our amended and restated bylaws, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Code, the NASDAQ Listing Rules, and other applicable law.

Messrs. Berger, Ringo and Svennilson served as members of the compensation committee in 2015, with Mr. Ringo serving as the chairman. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the Code, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10C-1 of the Exchange Act. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Listing Rules, which is available on our website at www.immunedesign.com.

Pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The compensation committee engaged Radford as a compensation consultant in 2015. At the request of the compensation committee, Radford evaluated and provided recommendations regarding the levels of compensation of executive officers and directors relative to our industry peers to our compensation committee for its consideration. The compensation committee took into account the recommendations of Radford and utilized information it provided, including peer data, regarding the compensation of our executive officers and directors in evaluating, recommending and determining compensation levels.

Compensation Committee Interlocks and Insider Participation

During 2015, our compensation committee consisted of Messrs. Berger, Ringo and Svennilson. None of these members of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the last three years, as a member of the Board, compensation committee or other board committee performing equivalent functions of any entity that has one or more of its executive officers serving as one of our directors or on our compensation committee. Mr. Berger purchased 25,000 shares of our common stock for an aggregate price of $662,500 in our follow-on public offering in April 2015.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Although our amended and restated bylaws do not require that we separate the Chairman of the Board and Chief Executive Officer positions, our Board believes that having separate positions is the appropriate leadership structure for us at this time. The Board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the Board with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board may periodically review its leadership structure. The Board believes its administration of its risk oversight function has not affected its leadership structure.

Our independent directors meet alone in executive session at no less than four regular meetings of the Board each year. The Chairman of the Board may call additional executive sessions of the independent directors at any time, and the Chairman of the Board shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks. Our Board believes that risk management is an important part of establishing, updating and executing on our business strategy. The Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing us and on its processes to identify, prioritize, assess, manage and mitigate those risks. The Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.
The audit committee, as part of its responsibilities, oversees the management of financial risks, including accounting and reporting matters, liquidity and credit risks, insurance coverage and cash investment strategy and results. The audit committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The nominating and corporate governance committee oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our Board. These committees provide regular reports, on at least a quarterly basis, to the full Board.

Code of Business Conduct and Ethics

We adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.immunedesign.com.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, any provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at the Internet address set forth above. We did not amend or grant any waivers of a provision of our code of business conduct and ethics during 2015. In March 2016, we amended our code of business conduct and ethics to implement non-substantive changes. Our amended code of business conduct and ethics is posted on our website at the Internet address set forth above

Hedging and Pledging Policies

We prohibit all of our directors, officers and employees from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including hedging or similar transactions. We also prohibit any pledging of our securities as collateral for loans and holding our securities in margin accounts. An exception from such policies must be approved by the Compliance Officer, in consultation with the Board or an independent committee of the Board.

Stockholder Communications with Our Board of Directors

The Board has a process by which stockholders may communicate with the Board or any of its directors. Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Immune Design Corp., 1616 Eastlake Ave. E., Suite 310, Seattle, Washington 98102. All comments will be forwarded directly to the Board.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The audit committee has appointed Ernst & Young LLP to act as our independent registered public accounting firm and to audit our financial statements for the fiscal year ending December 31, 2016. Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is presenting this proposal to the stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our stockholders, the audit committee will consider that fact when it selects our independent auditors for the following fiscal year.
We expect representatives of Ernst & Young LLP will attend the Annual Meeting. We will provide these representatives an opportunity to make a statement at the Annual Meeting if they desire to do so and they will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Pre-Approval Policies and Procedures

Our audit committee approves the fees and other compensation we pay to Ernst & Young LLP for audit services and pre-approves non-audit services provided by Ernst & Young LLP before it is engaged by us to render non-audit services. These services may include audit-related services, tax services and other services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of the engagement to be non-audit services; and

•
such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit by the audit committee or by one or more members of the audit committee who are members of the Board to whom the audit committee has delegated authority to grant such approvals.

The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated to pre-approve non-audit services shall be presented to the full audit committee at its next scheduled meeting. The audit committee approved all of the fees described below pursuant to the policies outlined above.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2015 and December 31, 2014, we retained Ernst & Young LLP to provide audit and other services. The following table represents aggregate fees billed or to be billed to us by Ernst & Young LLP for services performed for the fiscal years ended December 31, 2015 and December 31, 2014:

Fees	2015	2014
Audit Fees (1)	$714,232	$1,380,096
Audit-Related Fees	—	—
Tax Fees (2)	12,000	9,000
All Other Fees	—	—
Total	$726,232	$1,389,096
_______________________

(1)
This category consisted of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Related to the year ended December 31, 2014, a fee of $959,603 was billed in connection with the filing of our Registration Statement on Form S-1, amendments thereto, and certain other SEC filings we made in connection with our initial public offering. Related to the year ended December 31, 2015, fees of $240,766 were billed in connection with the filing of our Registration Statement on Form S-1, amendments thereto, and certain other SEC filings we made in connection with our follow-on public offering, and the filing of our Registration Statement on Form S-3.

(2)	This category consisted of fees for professional services rendered for tax compliance and tax advice.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our President and Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation(1) ($)	Option Awards(2) ($)	All Other (3) Compensation ($)	Total ($)
Carlos Paya, M.D., Ph.D. President and Chief Executive Officer	2015	530,450	257,292	3,111,633	10,600	3,909,975
	2014	515,000	283,250	530,752	10,400	1,339,402
Stephen Brady Executive Vice President, Strategy & Finance	2015	331,000	116,140	1,599,344	10,600	2,057,084
	2014	302,698	130,725	265,468	10,400	709,291
Richard Kenney, M.D. Chief Medical Officer	2015	336,000	60,000	1,046,661	10,600	1,453,261
	2014	317,053	101,468	245,026	10,400	673,947
_______________________

(1)
The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of company and individual performance goals and other factors deemed relevant by the Board and compensation committee. For 2015, the compensation committee determined that Dr. Paya was entitled to 97% of his target bonus, Mr. Brady was entitled to approximately 100% of his target bonus and Dr. Kenney was entitled to approximately 60% of his target bonus.

(2)
Amounts listed in this column represent the aggregate fair value of the awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718, Compensation-Stock Compensation, or FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. See Note 12 to our financial statements and the discussion under “Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation,” included in our Annual Report on Form 10-K, for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. These amounts do not necessarily correspond to the actual value that the named executive officers may realize upon exercise.

(3)	Amounts represent contributions by us to the named executive officer’s 401(k) plan account.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2015.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Sh)	Option Expiration Date
Carlos Paya, M.D., Ph.D.	195,289	—	(1)	1.31	6/16/2021
	67,277	—	(1)	1.31	12/8/2021
	44,599	16,562	(1)	1.48	2/7/2023
	122,325	122,323	(1)	1.23	12/19/2023
	29,820	49,690	(1)	8.92	6/23/2024
	—	100,000	(1)	31.00	1/7/2025
	—	90,000	(2)	13.00	10/30/2025
Stephen Brady	65,715	51,104	(1)	1.23	12/19/2023
	14,911	24,844	(1)	8.92	6/23/2024
	—	50,000	(1)	31.00	1/7/2025
	—	50,000	(2)	13.00	10/30/2025
Richard Kenney, M.D.	59,044	45,910	(1)	1.23	12/19/2023
	13,763	22,933	(1)	8.92	6/23/2024
	—	30,000	(1)	31.00	1/7/2025
	—	40,000	(2)	13.00	10/30/2025
_______________________

(1)
This option vests or vested with respect to 25% of the shares subject to the option on the one-year anniversary of the vesting commencement date, and the remainder vests over three years in equal monthly installments.

(2)
This option vests with respect to 37.5% of the shares subject to the option on both the one and two-year anniversaries of the vesting commencement date, and the remaining 25% of the shares subject to the option will vest on the three-year anniversary of the vesting commencement date.

Employment Agreements and Severance Obligations

We have entered into employment agreements with each of our named executive officers. We designed these agreements to be part of a competitive compensation package and to keep our executive officers focused on our business goals and objectives. These agreements provide for base salaries and incentive compensation benefits, and each component reflects the scope of each named executive officer’s anticipated responsibilities and the individual experience they bring to the company.

Carlos Paya, M.D., Ph.D. We entered into an employment agreement with Dr. Paya in June 2014, for the position of President and Chief Executive Officer. Pursuant to his employment agreement, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Paya’s annual base salary was increased from $515,000 to $530,450 in January 2015 and to $557,025 in January 2016. Dr. Paya is eligible for annual performance bonuses based upon criteria established by our board. Dr. Paya’s annual target bonus is 50% of his annual base salary. Dr. Paya is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Dr. Paya’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to 12 months base salary, as in effect on the date of his termination, less applicable withholdings, subject to his general release of claims; (ii) 12 months accelerated vesting of outstanding and unvested equity awards issued to Dr. Paya pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Dr. Paya prior to the date of his termination, the lapse of any reacquisition or repurchase rights we hold with respect to such equity awards for the portion of such equity awards as to which such reacquisition or repurchase rights would otherwise have lapsed during the 12 month period following the date of Dr. Paya’s termination; and (iv) if elected by Dr. Paya, payment or reimbursement of COBRA premiums through the earlier of 12 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

If Dr. Paya’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control” of us, as defined in his employment agreement, he is instead entitled to (i) a lump sum severance payment equal to 18 months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, less applicable withholdings, subject to his general release of claims; (ii) accelerated vesting of all outstanding and unvested equity awards issued to Dr. Paya pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Dr. Paya prior to the date of his termination, the lapse of all reacquisition or repurchase rights we hold with respect to such equity awards; and (iv) if elected by Dr. Paya, payment or reimbursement of COBRA premiums through the earlier of 18 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

The agreement also provides that if any of the payments Dr. Paya would receive in connection with a “change of control” constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments will be either (i) reduced or (ii) paid in full to Dr. Paya, whichever results in Dr. Paya receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Stephen Brady. We entered into an employment agreement with Mr. Brady in June 2014, for the position of Chief Business Officer, and in May 2015, Mr. Brady was promoted to Executive Vice President, Strategy & Finance. Pursuant to his employment agreement, we agreed to an initial annual base salary which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Mr. Brady’s annual base salary was increased from $315,000 to $331,000 in January 2015 and to $347,550 in January 2016. Mr. Brady is eligible for annual performance bonuses based upon criteria established by our board and our chief executive officer. Mr. Brady’s annual target bonus is 35% of his annual base salary. Mr. Brady is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Mr. Brady’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to nine months base salary, as in effect on the date of his termination, less applicable withholdings, subject to his general release of claims; (ii) nine months accelerated vesting of outstanding and unvested equity awards issued to Mr. Brady pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Mr. Brady prior to the date of his termination, the lapse of any reacquisition or repurchase rights we hold with respect to such equity awards for the portion of such equity awards as to which such reacquisition or repurchase rights would otherwise have lapsed during the nine month period following the date of Mr. Brady’s termination; and (iv) if elected by Mr. Brady, payment or reimbursement of COBRA premiums through the earlier of nine months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

If Mr. Brady’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control” of us, as defined in his employment agreement, he is instead entitled to (i) a lump sum severance payment equal to 12 months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, subject to his general release of claims; (ii) accelerated vesting of all outstanding and unvested equity awards issued to Mr. Brady pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Mr. Brady prior to the date of his termination, the lapse of all reacquisition or repurchase rights we hold with respect to such equity awards; and (iv) if elected by Mr. Brady, payment or reimbursement of COBRA premiums through the earlier of 12 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

The agreement also provides that if any of the payments Mr. Brady would receive in connection with a “change of control” constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments will be either (i) reduced or (ii) paid in full to Mr. Brady, whichever results in Mr. Brady receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Richard Kenney, M.D. We entered into an employment agreement with Dr. Kenney in June 2014, for the position of Chief Medical Officer. Pursuant to his employment agreement, we agreed to an initial annual base salary, which could be increased (or decreased) from time to time based on the review of our Compensation Committee. Dr. Kenney’s annual base salary was increased from $326,000 to $336,000 in January 2015. Dr. Kenney is eligible for annual performance bonuses based upon criteria established by our board and our chief executive officer. Dr. Kenney’s annual target bonus is 30% of his annual base salary. Dr. Kenney is eligible to participate in our employee benefit plans on the same terms as other regular, full-time employees.

Dr. Kenney’s employment agreement further provides that in the event his employment is terminated without “cause,” as defined in his employment agreement, or he terminates his employment for “good reason,” as defined in his employment agreement, he is entitled to (i) a lump sum severance payment equal to nine months base salary, as in effect on the date of his termination, less applicable withholdings, subject to his general release of claims, (ii) nine months accelerated vesting of outstanding and unvested equity awards issued to Dr. Kenney pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Dr. Kenney prior to the date of his termination, the lapse of any reacquisition or repurchase rights we hold with respect to such equity awards for the portion of such equity awards as to which such reacquisition or repurchase rights would otherwise have lapsed during the nine month period following the date of Dr. Kenney’s termination; and (iv) if elected by Dr. Kenney, payment or reimbursement of COBRA premiums through the earlier of nine months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

If Dr. Kenney’s employment is terminated without cause or he terminates his employment for good reason within three months prior to or 12 months after a “change in control” of us, as defined in his employment agreement, he is instead entitled to (i) a lump sum severance payment equal to 12 months of his base salary and pro-rata annual bonus, as in effect on the date of his termination, subject to his general release of claims; (ii) accelerated vesting of all outstanding and unvested equity awards issued to Dr. Kenney pursuant to an equity incentive plan; (iii) with respect to equity awards granted to Dr. Kenney prior to the date of his termination, the lapse of all reacquisition or repurchase rights we hold with respect to such equity awards; and (iv) if elected by Dr. Kenney, payment or reimbursement of COBRA premiums through the earlier of 12 months from his termination date or the date he and his covered dependents, if any, become eligible for group health insurance through another employer.

The agreement also provides that if any of the payments Dr. Kenney would receive in connection with a “change of control” constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments will be either (i) reduced or (ii) paid in full to Dr. Kenney, whichever results in Dr. Kenney receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code.

Other Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, short and long-term disability, and our 401(k) plan, in each case on the same basis as other employees, subject to applicable laws. We also provide vacation and other paid holidays to all employees, including our named executive officers.

We believe these benefits are important to attracting and retaining experienced executives. Like many private companies, we do not currently provide perquisites to our executive officers

Tax and Accounting Considerations

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other most highly paid executive officers other than our principal financial officer. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We may structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our Board may, in its judgment, authorize compensation arrangements and payments that do not comply with the exemptions in Section 162(m).

The compensation committee also takes into account whether components of our compensation program may be subject to the penalty tax associated with Section 409A of the Code, and aims to structure the elements of compensation to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

Equity Benefit Plans

2014 Omnibus Incentive Plan

In April 2014, our Board adopted, and in July 2014, our stockholders approved, our 2014 Omnibus Incentive Plan, or the 2014 Plan, for the purpose of attracting and retaining non-employee directors, executive officers and other employees and service providers. We believe that awarding grants to our executive officers and others will stimulate their efforts toward our continued success, long-term growth and profitability. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, dividend equivalent rights, other equity-based awards and cash bonus awards. Any shares of common stock related to awards outstanding under our 2008 Equity Incentive Plan, or the 2008 Plan, which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or are settled in cash, will be added to, and included in, the 2014 Plan reserve amount. In addition, continuing until the expiration of the 2014 Plan, the number of shares of common stock available for issuance under the 2014 Plan will automatically increase annually on January 1 of each year, in an amount equal to 4% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year or a lesser amount as determined by our Board. On January 1, 2016, the shares available for issuance under the 2014 Plan increased by 806,128 shares pursuant to this provision.

Section 162(m) of the Code limits publicly held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to each of their principal executive officer and their three highest compensated executive officers (other than the chief executive officer or the chief financial officer) determined at the end of each year, referred to as covered employees. However, certain performance-based compensation is excluded from this limitation. The 2014 Plan is designed to permit the compensation committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, but it is not required under the 2014 Plan that awards qualify for this exemption.

Administration of the 2014 Plan. Our compensation committee administers the 2014 Plan and determines all terms of awards under the plan. Each member of our compensation committee that administers the plan is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code. Our compensation committee also determines who will receive awards under the plan, the type of award and its terms and conditions and the number of shares of our common stock subject to the award, if the award is equity-based. Our compensation committee has delegated authority to our chief executive officer to grant stock option awards to newly hired non-executive employees. Our compensation committee also interprets the provisions of the plan. During any period of time in which we do not have a compensation committee, our Board or another committee appointed by our Board will administer the plan. References below to the compensation committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Eligibility. All of our employees are eligible to receive awards under the 2014 Plan. In addition, our non-employee directors and consultants and advisors who perform services for us and our affiliates may receive awards under the 2014 Plan, other than incentive stock options.

Shares Authorized and Outstanding. As of December 31, 2015, we had 804,553 shares of common stock authorized and reserved for issuance and 1,280,360 shares of common stock subject to outstanding awards under the 2014 Plan. With respect to stock appreciation rights, the number of shares of common stock subject to each award will be counted against the aggregate number of shares of common stock available for issuance under the 2014 Plan regardless of the number of shares of common stock actually issued to settle the stock appreciation right upon exercise. In connection with stock splits, dividends, recapitalizations and certain other events, our board will make proportionate adjustments that it deems appropriate in the aggregate number of shares of common stock that we may issue under the 2014 Plan and the terms of outstanding awards. If any shares of stock covered by an award granted under the 2014 Plan or the 2008 Plan are not purchased or are forfeited or expire, or if an award otherwise terminates without delivery of any shares of stock subject thereto, or is settled in cash in lieu of shares of stock, then the number of shares of stock counted against the aggregate number of shares of stock available under the 2014 Plan with respect to such award shall again be available for making awards under the 2014 Plan.

During any time that the transition period under Section 162(m) of the Code has expired or does not apply, the maximum number of shares of common stock subject to options or stock appreciation rights that we can issue under the 2014 Plan to any person is 280,000 in any single calendar year, the maximum number of shares of common stock that we can issue under the 2014 Plan to any person other than pursuant to an option or stock appreciation right is 140,000 in any single calendar year, the maximum amount that any one person may earn as an annual incentive award in any calendar year is $1.0 million, and the maximum amount that any one person may earn as a cash-settled performance award over a performance period is $3.0 million.

Options. The 2014 Plan authorizes our compensation committee to grant incentive stock options (under Section 421 of the Code) and options that do not qualify as incentive stock options, or non-qualified stock options. The compensation committee or chief executive officer, as applicable, will determine the exercise price of each option, provided that the price will be equal to at least the fair market value of the shares of common stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of common stock on the date of grant.

The term of an option cannot exceed 10 years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. The compensation committee or chief executive officer, as applicable, determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The compensation committee may accelerate the exercisability of options. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged without stockholder approval. Unless our compensation committee provides otherwise, options generally are not transferable except by will and the laws of descent and distribution. A participant’s award agreement may provide that the participant may transfer his or her non-qualified stock option to a family member in certain circumstances.

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. We will generally treat options or portions thereof that exceed such limit as non-qualified stock options.

Stock Awards. The 2014 Plan also provides for the grant of stock awards (which includes restricted stock and unrestricted stock). A stock award is an award of shares of common stock that may be subject to restrictions on transferability and other restrictions as our compensation committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as our compensation committee may determine. A participant who receives a restricted stock award will have all of the rights of a stockholder as to those shares, including the right to vote and the right to receive dividends or distributions on the shares, except that the Board may require any dividends to be reinvested in shares. During the period, if any, when stock awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging or otherwise encumbering or disposing of his or her award shares.

Stock Appreciation Rights. The 2014 Plan authorizes our compensation committee to grant stock appreciation rights that provide the recipient with the right to receive, upon exercise of the stock appreciation right, cash, shares of common stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by our compensation committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed 10 years from the date of grant. Unless our compensation committee provides otherwise, stock appreciation rights generally are not transferable except by will and the laws of descent and distribution. A participant’s award agreement may provide that the participant may transfer his or her stock appreciation rights to a family member in certain circumstances.

Stock Units. The 2014 Plan also authorizes our compensation committee to grant stock units. Stock units represent the participant’s right to receive a compensation amount, based on the value of the shares of common stock, if vesting criteria established by the compensation committee are met. If the vesting criteria are met, we will pay stock units in cash, shares of common stock or a combination thereof.

Bonuses. We may base cash performance bonuses payable under the 2014 Plan on the attainment of performance goals that the compensation committee establishes that relate to one or more performance criteria described in the plan. Cash performance bonuses, for which there is no minimum payout, must be based upon objectively determinable bonus formulas established in accordance with the plan, as determined by the compensation committee.

Dividend Equivalents. Our compensation committee may grant dividend equivalents in connection with the grant of any equity-based award other than options and appreciation rights. Dividend equivalents may be paid currently or may be deemed to be reinvested in additional shares of stock, which may thereafter accrue additional equivalents and any such reinvestment will be at the fair market value on the date of reinvestment. Dividend equivalents may be payable in cash, shares of common stock or a combination of the two. Our compensation committee will determine the terms of any dividend equivalents.

Performance Awards. The 2014 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our compensation committee may structure such awards so that stock or cash will be issued or paid pursuant to such award only after the achievement of certain pre-established performance goals during a designated performance period.

We may select performance goals from one or more of the following: (1) net earnings or net income; (2) operating earnings; (3) pretax earnings; (4) earnings per share of stock; (5) stock price, including growth measures and total stockholder return; (6) earnings before interest and taxes; (7) earnings before interest, taxes, depreciation and/or amortization; (8) sales or revenue growth, whether in general, by type of product or service, or by type of customer; (9) gross or operating margins; (10) return measures, including return on assets, capital, investment, equity, sales or revenue; (11) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (12) productivity ratios; (13) expense targets; (14) market share; (15) financial ratios as provided in credit agreements of our company; (16) working capital targets; (17) completion of acquisitions of business or companies; (18) completion of divestitures and asset sales; (19) revenues under management; (20) funds from operations; (21) successful implementation of clinical trials, including components thereof; and (22) any combination of any of the foregoing business criteria.

We may base performance goals on a company-wide basis, with respect to one or more business units, subsidiaries or affiliates, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. We may not adjust upward any awards that we intend to qualify as performance-based compensation. The plan administrator retains the discretion to adjust performance-based awards downward, either on a formula or discretionary basis, or any combination as the compensation committee determines. Performance goals may differ from participant to participant and from award to award.

Other Equity-Based Awards. Our compensation committee may grant other types of equity-based awards under the 2014 Plan. Other equity-based awards may be payable in cash, shares of common stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by our compensation committee. The terms and conditions that apply to other equity-based awards are determined by the compensation committee.

Change in Control. If we experience a change in control in which equity-based awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity, unless otherwise provided in an award agreement: (1) with the exception of any performance award, all restricted shares will vest, and all stock units and dividend equivalents will vest and the underlying shares will be delivered immediately before the change in control, and (2) at the Board’s discretion either all options and stock appreciation rights will become exercisable 15 days before the change in control for a period of 15 days, or all options, stock appreciation rights, restricted shares and stock units may be cancelled before the change in control in exchange for payment of any amount in cash or securities having a value (as determined by our board), in the case of restricted shares or stock units equal to the formula or fixed price per share paid to our stockholders and, in the case of options and stock appreciation rights equal to the product of the number of shares subject to the option or stock appreciation right multiplied by the amount by which the formula or fixed price paid to our stockholders exceeds the exercise price of the option or the stock appreciation right. In the case of performance awards denominated in common stock and stock units, if more than half of the performance period has lapsed, we will convert the awards into restricted stock or stock units based on actual performance to date. If less than half of the performance period has lapsed, or if we cannot determine actual performance, we will convert the awards into restricted stock or stock units assuming target performance has been achieved. In the event that equity-based awards are assumed or continued by the surviving entity or substituted by the surviving entity for similar awards, such awards will continue under their terms with appropriate adjustments as to the number of shares subject to such awards and if applicable, the exercise prices of such awards.

Amendment; Termination. Our Board may amend or terminate the 2014 Plan at any time; provided that no amendment may adversely impair the benefits of participants with outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or NASDAQ Listing Rules. Unless terminated sooner by our Board or extended with stockholder approval, the 2014 Plan will terminate on the tenth anniversary of the adoption of the plan.

2008 Equity Incentive Plan

General. In June 2008, our Board and our stockholders adopted our 2008 Plan, which was subsequently amended in July 2010 and October 2013. The 2008 Plan was terminated upon the completion of our initial public offering in July 2014, and we will not grant any additional awards under the 2008 Plan. However, the 2008 Plan will continue to govern the terms and conditions of the outstanding awards granted under the 2008 Plan which, as of December 31, 2015, constitute stock options to purchase 1,552,107 shares of our common stock.

Types of Awards. Our 2008 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units and stock appreciation rights to our employees, directors and consultants. Our Board has the authority to determine the terms and conditions of the awards granted under the 2008 Plan and to modify outstanding awards under our 2008 Plan. Subject to the terms of our 2008 Plan, our Board has the authority to reduce the exercise price of any outstanding option, cancel any option in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Options granted under the 2008 Plan may be early exercised prior to vesting under the terms of our stock option agreement. Under this agreement and upon termination of services, unvested exercised shares are subject to repurchase by the company at the exercise price.

Our 2008 Plan does not allow for the transfer of awards other than by will or the laws of descent or distribution and only the recipient of an award may exercise such award during his or her lifetime, unless our Board provides for additional transfer terms as permitted by Rule 701 of the Securities Act. A participant may designate a beneficiary, however, who may exercise the option following the participant’s death and an option may be transferred pursuant to a domestic relations order.

Corporate Transaction. Our 2008 Plan provides that except as otherwise stated in a stock award agreement, in the event of a sale or disposition of all or substantially all of our consolidated assets, a sale or disposition of at least 90% of our outstanding securities, a merger, consolidation or similar transaction following which we are not the surviving corporation, or a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction (a corporate transaction), outstanding stock awards granted under the 2008 Plan may be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If the surviving or acquiring corporation does not assume, continue or substitute such stock awards, the vesting of stock awards held by participants whose continuous service has not terminated will accelerate in full to a date prior to the corporate transaction as determined by our Board. All stock awards not assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation will terminate upon the corporate transaction. In addition, our Board may also provide, in its sole discretion, that the holder of a stock award that will terminate upon the occurrence of a corporate transaction will receive a payment, if any, equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

2014 Employee Stock Purchase Plan

In July 2014, our Board adopted and our stockholders approved our 2014 Employee Stock Purchase Plan, or ESPP. The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and encourage employees to remain in our employment. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

As of December 31, 2015, we had reserved 316,322 shares of common stock for purchase by our eligible employees. In addition, continuing until the expiration of the ESPP, the number of shares of common stock available for purchase by our eligible employees under the ESPP will automatically increase annually on January 1 of each year, in an amount equal to the lesser of (i) 1% of the total number of issued and outstanding shares of our common stock as of December 31 of the immediately preceding year, or (ii) 200,000 shares of our common stock, except that our Board may act prior to January 1 of any calendar year to provide for an increase of a lesser number of shares (which may be zero). On January 1, 2016, the total number of shares of our common stock available for issuance under the ESPP increased by 200,000 shares pursuant to this provision. In the event there is any change in the number of outstanding shares of our common stock, or the shares of common stock are changed into or exchanged for a different number or type of shares without receipt of consideration by us (for instance, by a recapitalization or stock split), we will proportionately adjust the number or type of shares that the eligible employees may purchase under the ESPP. The shares of common stock issuable under the ESPP may, in the discretion of our Board, be authorized but unissued shares, treasury shares or shares purchased on the open market.

Offering Periods and Optional Purchase Periods. Our compensation committee will determine the length and duration of the periods during which payroll deductions or other cash payments will accumulate to purchase shares of common stock, which period will not exceed 27 months. Each of these periods is known as an offering period.

Our compensation committee may, but is not required to, permit periodic purchases of common stock within a single offering period. The periods during which payroll deductions or other cash payments will accumulate for these purchases are referred to as purchase periods. For 2016, the first offering period and purchase period will commence on January 1, 2016 and will end on June 30, 2016, and the second offering period and purchase period is expected to commence on July 1, 2016 and end on December 31, 2016.

Administration of the ESPP. Our compensation committee administers the ESPP. Each member of our compensation committee that administers the ESPP is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Code. Our compensation committee also interprets the provisions of the ESPP, may prescribe, amend and rescind rules relating to it, and makes all other determinations necessary or advisable in administering the ESPP, all of which determinations will be final and binding. During any period of time in which we do not have a compensation committee, another committee appointed by our Board will administer the ESPP. References to our compensation committee include a reference to any other committee appointed by our Board for those periods in which such other committee appointed by our Board is acting.

Eligibility. Any of our employees may participate in the ESPP, except: (i) an employee whose customary employment is less than 20 hours per week; and (ii) an employee who, after exercising his or her rights to purchase common stock under the ESPP, would own shares of common stock (including shares that may be acquired under any outstanding options) representing 5% or more of the total combined voting power of all classes of our capital stock. An employee must be employed, as determined under the ESPP and applicable guidance, on the last trading day of the purchase period, or a purchase date, to acquire common stock under the ESPP, unless the employee has died prior to such time.

Participation Election. An eligible employee may participate in the ESPP by completing and submitting to us an election form to participate. Such election will authorize us to make payroll deductions on each pay day following enrollment in the ESPP, or if authorized by our compensation committee, participating employees may provide other cash contributions. Our compensation committee will credit the deductions or contributions to the employee’s account under the ESPP. Subject to certain exceptions, an employee may not during any offering period change his or her percentage of payroll deduction or contribution for that offering period, nor may an employee withdraw any contributed funds. A participating employee may decrease his or her rate of contribution once during a purchase period, or change his or her rate of contribution to take effect on the first day of the next offering period, by delivering to us a new election form to participate in the ESPP. A participating employee may terminate payroll deductions or contributions at any time prior to a purchase date.

Purchase Price. Rights to purchase shares of our common stock will be deemed granted to participating employees as of the first trading day of each offering period. Our compensation committee will determine the purchase price for each share, or the purchase price. The purchase price for an offering period may not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or the purchase date, whichever is lower, and in no event may the purchase price be less than the par value of our common stock.

Purchase Limit. No employee may purchase shares of our common stock in any offering period or in any calendar year under the ESPP and all other “employee stock purchase plans” of the company having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period. Prior to the start of an offering period, our compensation committee, in its discretion, may impose an additional limit on the number or value of shares of common stock an employee may purchase during the offering period. We expect that participating employees will be able to contribute between 1% and 15% of their earnings during an offering period.

Purchase of Common Stock. On each purchase date, a participating employee will be credited with the number of whole shares of common stock purchased under the ESPP during such purchase period. Shares of common stock purchased under the ESPP will be held in the custody of an agent designated by our Board. The agent may hold such shares in stock certificates in nominee names and may commingle shares held in its custody in a single account or in stock certificates without identification as to individual participating employees. Subject to any additional restrictions imposed by our compensation committee, in its discretion, a participating employee may, at any time following his or her purchase of shares of common stock under the ESPP, instruct the agent to have all or part of such shares reissued in the employee’s own name and have the stock certificate delivered to the employee. Our compensation committee may impose a holding period requirement of up to two years from the date participating employees purchase shares of common stock under the ESPP and require that all sales of shares during the holding period be performed through a licensed broker acceptable to us.

If in any purchase period the number of unsold shares that may be made available for purchase under the ESPP is insufficient to permit eligible employees to exercise their rights to purchase shares, our compensation committee will make a participation adjustment and proportionately reduce the number of shares purchasable by all participating employees. Our compensation committee will refund to a participating employee any funds then remaining in his or her account after such exercise.

Authorized Leave of Absence or Disability. Our compensation committee may suspend payroll deductions for a participating employee who remains an eligible employee during any period of absence of the employee from work due to an authorized leave of absence or disability or, if the employee so elects, he or she may continue to pay periodic cash contributions to the ESPP. If such participating employee returns to active service prior to a purchase date, our compensation committee will resume the employee’s payroll deductions. If such employee did not pay periodic cash contributions during the employee’s period of absence, the employee may elect to either: (i) make up any deficiency in his or her account resulting from a suspension of payroll deductions by an immediate cash payment; (ii) not make up such deficiency in his or her account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares that may be purchased with the amount, if any, credited to the employee’s account on the purchase date, plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or (iii) withdraw the amount in his or her account and terminate his or her option to purchase.

Termination of Participation. Our compensation committee will terminate a participating employee’s participation in the ESPP and refund all monies in his or her account if: (i) our Board terminates the ESPP; or (ii) the employee ceases to be eligible to participate in the ESPP. In the event a participating employee’s employment terminates, or is deemed terminated, for any reason other than death, the amount in the employee’s account will be distributed and his or her option to purchase will terminate.

If a participating employee terminates participation in the ESPP on account of his or her death, the employee’s representative may elect to either: (a) purchase shares of common stock on the purchase date with the amount then credited to the employee’s account; or (b) withdraw the amount in his or her account.

Transferability of Shares. No participating employee may transfer or assign his or her rights to purchase shares of common stock under the ESPP, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the ESPP may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). During a participating employee’s lifetime, only such participating employee may exercise his or her rights to purchase shares of common stock under the ESPP.

Amendment; Termination. Our Board may, at any time, amend the ESPP in any respect; provided that without stockholder approval, it may not (i) increase the number of shares that may be made available for purchase under the ESPP, or (ii) change the eligibility requirements for participating in the ESPP. Additionally, our Board may not make any amendment to the ESPP that impairs the vested rights of participating employees. Our Board may terminate the ESPP at any time and for any reason or for no reason; provided that such termination will not impair any rights of participating employees that have vested at the time of termination. In any event, the ESPP will, without further action of our Board, terminate at the earlier of (a) ten (10) years after the date of adoption of the ESPP, or (b) such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

Reorganizations. Upon our dissolution or liquidation, or upon a merger, consolidation or reorganization of the company with one or more other corporations in which we are not the surviving entity, or upon a sale of all or substantially all of our assets or any other transaction approved by our Board resulting in any person or entity owning more than 50% of the combined voting power of all classes of our capital stock, the ESPP and all rights outstanding thereunder will terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the rights under the ESPP with new rights covering the stock of the successor entity with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the ESPP and such rights will continue in the manner and under the terms so provided. Upon termination of the ESPP in this circumstance, the offering period and the purchase period will end on the last trading day prior to such termination, and the rights of each participating employee shall be automatically exercised on such last trading day. Our Board will send written notice of an event that will result in such a termination to all participating employees at least ten (10) days prior to the date upon which the ESPP will be terminated.

If we are the surviving corporation in any reorganization, merger or consolidation of the company with one or more other corporations, all outstanding rights under the ESPP will pertain to and apply to the securities to which a holder of the number of shares of our common stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the purchase price per share so that the aggregate purchase price thereafter will be the same as the aggregate purchase price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

401(k) Retirement Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $18,000 for each of 2015 and 2016. Participants who are at least 50 years old can also make “catch-up” contributions, which in each of 2015 and 2016 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits and a vesting schedule. We have made matching contributions to the plan on behalf of participating employees.

DIRECTOR COMPENSATION

Cash and Equity Compensation

We maintain a non-employee director compensation policy, which is reviewed and approved each year by the Board. Pursuant to the policy, each non-employee director will receive an annual base retainer of $35,000. In addition, our non-employee directors will receive the following cash compensation for board services, as applicable:

•	the chairman of the Board will receive an additional annual retainer of $30,000;

•
each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, will receive an additional annual retainer of $8,000, $6,000 and $4,000, respectively; and

•	each chairperson of our audit, compensation and nominating and corporate governance committees will receive an additional annual retainer of $20,000, $15,000 and $9,000, respectively.
During the year ended December 31, 2015, each non-employee director received the applicable retainers described above. The retainers we paid to Mr. Coleman during the year ended December 31, 2015 were prorated based on his March 2015 appointment to the Board.

We pay all amounts in quarterly installments. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, newly appointed non-employee directors receive a one-time initial award of options to purchase 23,300 shares of our common stock, which will vest over a three-year period with one-third of the shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments over the following two years, subject to the director’s continued service on the Board through each vesting date. Thereafter, each non-employee director receives an annual award of options to purchase 9,300 shares of our common stock, which will vest in its entirety on the one-year anniversary of the grant date, subject to the director’s continued service on the Board. Our continuing non-employee directors received an annual option award to purchase 9,300 shares of our common stock in January 2015. Mr. Coleman received a one-time initial option award to purchase 23,300 shares of our common stock upon his appointment to the Board in March 2015.

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2015 for their service on our Board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(3) ($)	Total ($)
Ed Penhoet, Ph.D.	69,000	195,851	264,851
Brian Atwood	43,000	195,851	238,851
David Baltimore, Ph.D.	44,000	195,851	239,851
Franklin Berger	61,000	195,851	256,851
Lewis Coleman(2)	33,922	436,488	470,410
William Ringo	58,000	195,851	253,851
Peter Svennilson	41,000	195,851	236,851
_______________________

(1)
Amounts reflect the grant date fair value of option awards granted in 2015 in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 12 to our financial statements and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation,” included in our Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value that the named directors may recognize.

(2)	Mr. Coleman joined our Board in March 2015 and received an option grant to purchase 23,300 share of our common stock.

(3)	The following table provides information regarding equity awards held by each director as of December 31, 2015:

Name	Options Outstanding (Shares)
Ed Penhoet, Ph.D.	23,978
Brian Atwood	23,978
David Baltimore, Ph.D.	23,978
Franklin Berger	27,037
Lewis Coleman	23,300
William Ringo	27,037
Peter Svennilson	20,920

Indemnification

We have entered into separate indemnification agreements with our directors and executive officers in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and executive officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or executive officer in any claim, action or proceeding arising in his or her capacity as a director or executive officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification.

These indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a policy in which either (i) our audit committee (or any other committee of the Board consisting of independent directors), or (ii) the full Board reviews and approves all proposed related-person transactions. This review covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from a related person or entities in which the related person has a material interest, and indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

Certain Related-Person Transactions
We describe below transactions and series of similar transactions since January 1, 2015 to which we were a party or will be a party, and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Executive Compensation — Employment Agreements and Severance Obligations” and “Director Compensation — Cash and Equity Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.
Participation in Our Follow-On Public Offering

Franklin Berger and Lewis Coleman, members of our Board, each participated in our follow-on public offering in April 2015. Mr. Berger purchased 25,000 shares of our common stock in our follow-on public offering for an aggregate purchase price of $662,500. Mr. Coleman purchased 10,000 shares of our common stock in our follow-on public offering for an aggregate purchase price of $265,000.
Other Transactions
We entered into various employment-related agreements and compensatory arrangements with our executive officers and directors that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the sections entitled “Executive Compensation — Employment Agreements and Severance Obligations” and “Director Compensation — Cash and Equity Compensation.”
We entered into indemnification agreements with each of our current directors and executive officers. See the section entitled “Director Compensation — Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 15, 2016, by (i) each named executive officer, (ii) each director and nominee for director, (iii) all directors and executive officers as a group and (iv) each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our outstanding common stock. Other than as set forth in this table, we are not aware of any person or group that holds in excess of 5% of our outstanding common stock.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable within 60 days of April 15, 2016. Options to purchase shares of our common stock that are exercisable within 60 days of April 15, 2016 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 20,153,202 shares of our common stock outstanding as of April 15, 2016.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Immune Design Corp., 1616 Eastlake Ave. E., Suite 310, Seattle, Washington 98102.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class (Common Stock)
Named Executive Officers and Directors:
Carlos Paya, M.D., Ph.D.(1)	536,141	2.6%
Richard Kenney, M.D.(2)	100,899	*
Stephen Brady (3)	115,281	*
Ed Penhoet, Ph.D.(4)	2,506,753	12.4%
Brian Atwood(5)	2,232,188	11.1%
David Baltimore, Ph.D.(6)	102,265	*
Franklin Berger(7)	97,048	*
Lewis Coleman(8)	22,060	*
William Ringo(9)	22,048	*
Peter Svennilson(10)	3,182,862	15.8%
All executive officers and directors as a group (12 persons)	9,099,626	42.9%
5% Stockholders:
Alta Partners VII, L.P.(11)	2,482,775	12.3%
FMR LLC(12)	1,580,041	7.8%
ProQuest Investments IV, L.P.(13)	1,962,720	9.7%
RS Investment Management Co. LLC(14)	1,108,576	5.5%
The Column Group, LP(15)	3,161,942	15.7%
Topspin Fund L.P.(16)	1,474,314	7.3%
Entities affiliated with Versant Ventures(17)	2,208,210	11.0%
_______________________

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)	Consists solely of 536,141 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016.

(2)	Consists of (a) 522 shares of common stock and (b) 100,377 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016.

(3)	Consists of (a) 632 shares of common stock and (b) 114,649 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016.

(4)
Consists of (a) 2,482,775 shares of common stock beneficially held by Alta Partners VIII, L.P. (“Alta Partners”) and (b) 23,978 shares issuable upon the exercise of stock options granted to Dr. Penhoet that are exercisable within 60 days of April 15, 2016. Dr. Penhoet is a director of Alta Partners and may be deemed to have beneficial ownership of Alta Partners’ interest in the company. Dr. Penhoet disclaims beneficial ownership of shares held by entities affiliated with Alta Partners, except to the extent of his pecuniary interest therein.

(5)
Consists of (a) 12,959 shares of common stock beneficially owned by Versant Side Fund III, L.P., (b) 2,195,251 shares of common stock beneficially owned by Versant Venture Capital III, L.P., and (c) 23,978 shares of common stock issuable upon exercise of stock options granted to Mr. Atwood that are exercisable within 60 days of April 15, 2016. Mr. Atwood is the managing member of Versant Ventures III, L.L.C., or Versant Ventures, the sole general partner of each of Versant Side Fund III, L.P. and Versant Venture Capital III, L.P., or collectively the Versant Entities, and has voting and dispositive power with respect to these shares. Mr. Atwood disclaims beneficial ownership of shares held by the Versant Entities, except to the extent of his pecuniary interest therein.

(6)	Consists of (a) 78,287 shares of common stock and (b) 23,978 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016.

(7)	Consists of (a) 75,000 shares of common stock and (b) 22,048 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016.

(8)
Consists of (a) 10,000 shares of common stock directly held by Lewis Coleman, (b) 3,000 shares of common stock beneficially held by Mr. Coleman’s spouse, and (c) 9,060 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016.

(9)	Consists solely of 22,048 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of April 15, 2016.

(10)
Consists of (a) 3,161,942 shares of common stock beneficially held by The Column Group, LP and (b) 20,920 shares of common stock issuable upon exercise of stock options granted to Mr. Svennilson that are exercisable within 60 days of April 15, 2016. Mr. Svennilson is a managing partner of The Column Group, LP and may be deemed to have shared voting, investment and dispositive power with respect to these shares. Mr. Svennilson disclaims beneficial ownership of shares held by The Column Group, LP.

(11)
Consists solely of 2,482,775 shares of common stock. Alta Partners Management VIII, LLC is the general partner of Alta Partners and shares voting and dispositive power over the shares of our common stock held by Alta Partners. Farah Champsi, Daniel Janney, and Guy Nohra are the managing directors of Alta Partners Management VIII, LLC and share dispositive and voting control with respect to the shares held by Alta Partners. Each individual managing director disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest in such shares. The principal address of Alta Partners is One Embarcadero Center, 37th Floor, San Francisco, California 94111.

(12)
Consists solely of 1,580,041 shares of common stock. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. The principal address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(13)
Consists solely of 1,962,720 shares of common stock. Jay Moorin and Alain Schreiber, M.D. are managing members of ProQuest Associates IV, LLC, the General Partner of ProQuest Investments IV, L.P., and may be deemed to have shared voting, investment and dispositive power with respect to these shares. Each individual managing member disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest in such shares. From July 2010 through April 2014, Dr. Schreiber, was a member of our Board. The principal address of each of the ProQuest entities is 2430 Vanderbilt Beach Road, 108-190, Naples, Florida 34109.

(14)	Consists solely of 1,108,576 shares of common stock. The principal address of RS Investment Management Co.LLC is One Bush Street, Suite 900, San Francisco, California 94104.

(15)
Consists solely of 3,161,942 shares of common stock. Peter Svennilson and David Goeddel are the managing partners of The Column Group GP, LP, which is the general partner of The Column Group, LP and may be deemed to have shared voting and dispositive power with respect to these shares. Each individual managing partner disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest in such shares. The principal address of The Column Group, LP is 1700 Owens Street, Suite 500, San Francisco, California 94158.

(16)	Consists solely of 1,474,314 shares of common stock. The principal address of Topspin Fund L.P. is Three Expressway Plaza, Suite 100, Roslyn Heights, New York 11577.

(17)
Consists of (a) 12,959 shares of common stock beneficially owned by Versant Side Fund III, L.P. and (b) 2,195,251 shares of common stock of beneficially owned by Versant Venture Capital III, L.P. Versant Ventures III, LLC, the sole general partner of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P., has voting and dispositive power with respect to these shares. The individual managing members of Versant Ventures III, LLC are Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, Barbara N. Lubash, Donald B. Milder, William J. Link, Rebecca B. Robertson, and Charles M. Warden, all of whom share voting and investment power with respect to these shares. Mr. Atwood is a member of our Board. Each individual managing member disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest in such shares. The principal address of each entity affiliated with Versant Ventures is 3000 Sand Hill Road, Building Four, Suite 210, Menlo Park, California 94025.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. The SEC has established specific due dates for these reports and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2015, we believe that, during the 2015 fiscal year, all of our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders
2008 Equity Incentive Plan(1)	1,552,107	2.87	—
2014 Omnibus Incentive Plan	1,280,360	21.92	804,553
2014 Employee Stock Purchase Plan	—	—	316,322
Equity compensation plans not approved by stockholders	—	—	—
Total	2,832,467	11.48	1,120,875
_______________________

(1)	The 2008 Plan terminated in 2014, and any shares becoming available under the 2008 Plan by expiration, forfeiture, cancellation or otherwise have been and will be allocated to the 2014 Plan.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker.

You may also request an additional proxy statement and annual report by sending a written request to:
Immune Design Corp.
Attn: Christopher B. Whitmore, Vice President, Finance and Administration
601 Gateway Boulevard, Suite 250
South San Francisco, CA 94080
(650) 887-6717

Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS

We know of no other business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote the shares represented thereby in accordance with the recommendation of the Board.

By Order of the Board of Directors,
Carlos V. Paya, M.D., Ph.D.
President and Chief Executive Officer
Seattle, Washington
April 26, 2016

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02CD9C 3 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowC Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. + A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016. 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 01 - Franklin Berger 02 - Lewis Coleman 03 - Peter Svennilson For Withhold Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Admission Ticket Vote by Internet • Go to www.envisionreports.com/IMDZ • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on June 14, 2016.

. Notice of 2016 Annual Meeting of Stockholders 1616 Eastlake Avenue East, 1st Floor, Seattle, Washington 98102 Proxy Solicited by the Board of Directors for the Annual Meeting to be held on June 15, 2016 Carlos Paya, M.D., Ph.D. and Ed Penhoet, Ph.D., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2016 Annual Meeting of Stockholders of Immune Design Corp. to be held at 1:00 p.m., Pacific time, on June 15, 2016, and at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) PROXY — IMMUNE DESIGN CORP. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2016 Annual Meeting Admission Ticket 2016 Annual Meeting of Immune Design Corp. Stockholders Wednesday, June 15, 2016 1:00 p.m. Pacific Time 1616 Eastlake Ave. E., 1st Floor Seattle, Washington 98102 Upon arrival, please present this admission ticket and photo identification at the registration desk.